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                                                                    EXHIBIT 99.1

                         FORM 4 JOINT FILER INFORMATION

Name:                       Lagerinn ehf

Address:                    Smaratorgi 1
                            201 Kopavogi
                            Republic of Iceland 104

Designated Filer:           Jakup a Dul Jacobsen

Issuer & Ticker Symbol:     Linens 'n Things, Inc. (LIN)

Date of Event
 Requiring Statement:       02/24/2006

Signature:                  By: /s/ Jakup a Dul Jacobsen
                                ------------------------


Name:                       TF Holding P/F

Address:                    Kongabrungvin
                            Post Box 329
                            FO 110 Torshavn

Designated Filer:           Jakup a Dul Jacobsen

Issuer & Ticker Symbol:     Linens 'n Things, Inc. (LIN)

Date of Event
 Requiring Statement:       02/24/2006

Signature:                  By: /s/ Gunnar i Lida
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